Exhibit 10.3



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   May 28, 2005


   International Power Group Ltd.6 Glory Lane
   Sussex New Jersey 06461

   Attention: Messer's. Peter Toscano & Jack Wagenti Reference: Independent Consulting/ engagement contracts

   Gentlemen,

   This is to act as an advisement to your request to engage Anthony S Crisci Esq., as your attorney under separate contract and Louis D. Garcia, of PFS to act as a consultant for your group.

   As has been reiterated to you, these to engagements are separate and independent of each other. As such, signatures of agreement listed below are set in that manner.

   Per your request I will lay out the format in a simple format.

   To be engaged:
                    Anthony Crisci esq. - As an independent attorney
                    Louis D. Garcia - Through PFS to be the only partner of PFS for this engagement authorized to work on behalf of the client

   Term of Engagement:
                    One year contracts automatically renewable unless informed in writing (30) days prior to the anniversary date of the engagement. Said contract is cancelable with (30) days written notice served by certified mail.

   Billable rate per consultant:

                    Anthony Crisci Esq. - $350.00 perhour (As an independent Attorney paid directly to him) Louis D. Garcia-
                    ----------------------------------
                    $200.00 per hour payable to PFS

   (Said rate will be bill in 10th?s of hours presented at the end of each month to be paid by the 15th of the proceeding month. An attachment of work done and time spent will accompany each billing.) ALL ASSIGNMENT WILL BE GIVEN AND ACKNOWLEGED IN WRITING


   Payments will be made to each individual as follows;
                    Anthony Crisci Esq. - Direct
                    Louis D. Garcia- Providence Financial services LLC





               225 GRENWICH AVENUE ? STAMFORD CT ? 0 690 2-67 0 4
                 PHONE: (203) 487 -7 424 ? FAX: (203) 487 -7 428








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           Additionally, Louis D. Garcia, on behalf of PFS, will be allowed to purchase up to $200,000 in warrants at the strike price .10(cent) per share. This is being done to subsidize the discounted consulting hourly charge.

           Any travel expenses shall be preauthorized in writing and pre paid. Any travel time longer then 3.5 hours shall be booked and paid for as business class. Overnight stays andmeal cost shall be estimated for authorization purposes.

           Any disputes arising from this engagement can be brought to the American Arbitration Board, located in New York City for final and binding resolve. The State of New York governs this agreement.


           The parties signing this agreement are duly authorized by their prospective firms


           This offer is being extended until 5:00 PM EST., June 3, 2005

           Sincerely,

           Louis D. Garcia

           Louis D. Garcia                      Managing
           Director                             Providence FinancialServices LLC




           Term of Engagement accepted:


           For
           Anthony S. Crisci Esq. services
                                                           Signature and Title


                                                                    Print Name

           For
           Louis D. Garcia through Providence Financial Services LLC





                                                            Signature and Title







                                                             Print name
           THESE TWO PAGES CONSTITUTES THE AGREEMENT IN ITS ENTIRETY UNLESS NOTIFIED IN WRITING